United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

July 5, 2011

Date of Report

[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd.

Scottsdale, AZ 85260

(Address of Principal Executive Offices)

(480) 385-3893

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, effective May 31, 2011, Northsight Capital, Inc. (the “Company”) and certain of its shareholders (Thomas Howells, Travis Jenson, Jenson Services, Inc. and Kelly Trimble, collectively, the “Principal Shareholders”) entered into a Stock Purchase Agreement dated as of May 27, 2011 (“SPA”) with Safe Communications, Inc., a Texas corporation (“Buyer”) under which the Buyer purchased 10,000,000 shares of the Company’s common stock, representing 80% of the issued and outstanding common stock after giving effect to the purchase transaction.

In connection with the closing of the transactions contemplated by the SPA, effective May 31, 2011, Travis Jenson resigned as President and Director of the Company,  Thomas Howells resigned as a director of the Company and Wayne Bassham resigned as Treasurer and secretary of the Company. Mr. Bassham also tendered his resignation as a director of the Company, effective ten days after the Company’s mailing to its shareholders of an Information Statement on Schedule 14F-1.  The schedule 14F-1 was mailed June 24th, 2011.  Accordingly, Mr. Bassham’s resignation from the Company’s board of directors was effective July 4th, 2011.

John P. Venners, President of the Buyer, was appointed interim President and a director of the Company, effective May 31, 2011.  Mr. Venners was appointed an officer and director of the Company by Wayne Bassham, following the resignations of Messrs. Howells and Jenson, all as required by the SPA.

On July 5th, 2011, Mr.  Venners, being the sole director of the Company, took the following action by written consent:

•

Enlarged the number of persons constituting the full Board of Directors to six persons; and

•

appointed the following five persons to serve until the next annual meeting of shareholders of the Company and until their successors are duly elected and qualified, subject to earlier removal or resignation:

➢

Charles F. Vance

➢

Terry G. Hillard

➢

Mark Cheviron

➢

Joseph Carlon

➢

David G. Carpenter

The Company has not yet adopted a compensation plan with respect to the compensation of directors.

Following are the bios of each of the newly appointed directors.

Chuck Vance.  Since May, 2011, Mr. Vance has been President and Chairman of the Buyer’s majority owned subsidiary, NCAP Security Systems, Inc., a private Company providing Corporate Security Services. In 1984, Mr. Vance founded Vance International, Inc., a major international security firm, of which he was president and CEO, until the company was sold in June 2006. Vance International operated throughout the world and provided the highest quality security services, including executive protection; facility security; investigations; security training; strike security; and security consulting. His company had an international reputation as one of the premier security companies in the world. Mr. Vance was retired from June, 2006 to May, 2007. From June 2007 to October, 2008, Mr. Vance was engaged in a land development project in Montana. From October 2008 to May, 2011, Mr. Vance was retired.  A graduate of the University of California, Berkeley, Mr. Vance spent 14 years as a Special Agent of the U.S. Secret Service during which he served under four presidential administrations, protecting Presidents, Vice Presidents and numerous foreign heads of state. His specialty, for which he received many in-service awards, was leading and coordinating the security for complex overseas trips including trips to Kabul, Afghanistan; Rabat, Morocco; Addis Ababa, Ethiopia; Saigon, Vietnam; Tokyo, Japan; and many others.

Mr. Vance has appeared on both U.S. and international television and print media, including "Good Morning America," "Today," "Night Line," "Larry King Live," "Crossfire," BBC, and German television, commenting as an expert on security incidents occurring throughout the world. He has testified, as an expert witness, before a Senate fact-finding committee on Presidential Security.

Joseph Carlon. Mr. Carlon has been a director of NCAP Security Systems, Inc., a private company providing Corporate Security Services, since May, 2011. Although Mr. Carlon is retired, he has for the last 5 years, been an Emeritus Faculty Member for the Security Executive Council, a professional organization for leading senior security executives. Prior to that, Mr. Carlon spent 16 years managing security operations in the private sector including responsibility for managing the operational security interests of Exxon Mobil Corporation. In that capacity he developed and communicated strategic plans and objectives; developed, promoted, and disseminated best operating practices and coordinated security and risk management activities of a large worldwide multi-cultural staff. Prior to joining the private sector, Mr. Carlon spent twenty years with the United States Secret Service. His career culminated in an assignment as Assistant Director, Protective Research. That assignment included managing the Intelligence, Technical Security, and Information Management functions. He is a long-term member, and served on the board of directors, of the International Security Management Association (ISMA). As a founding CSO Emeritus/Faculty of the CSO Executive Council, Joe Carlon serves as a content expert for Council product and content development.

With over 20 years experience in the U.S. Secret Service, he was an integral member of Executive Staff responsible for policy formulation and program management of national and international Bureau protective services and investigative operations. He has been called as an expert witness before Congressional committees in both Houses to testify on a variety of subjects such as currency design, counterfeit deterrence, and credit card fraud.

Mr. Carlon directed activities of up to 400 technical specialists and expert professionals to maintain security at top-level installations including the White House. In 1987, he received the Presidential Rank Award as Meritorious Executive, an honor accompanied by a significant cash bonus.

David G. Carpenter. Mr. Carpenter has been a director of NCAP Security Systems, Inc., a private company providing Corporate Security Services, since May, 2011. Since July, 2002, Mr. Carpenter has been Vice President, Global Security for PepsiCo, Inc. He has the overall responsibility for the world-wide security programs of PepsiCo's Corporate and Operating Divisions, his main focus and responsibilities center on issues of Crisis Management, Business Continuity Planning, as well as the protection of PepsiCo's people, facilities, brands and reputation.

Prior to joining PepsiCo in July 2002, Mr. Carpenter was the Assistant Secretary of State for Diplomatic Security at the U.S. State Department in Washington, D.C. where, among other duties, he had oversight responsibility of the bureau's $600 million budget and was responsible for security at 270 American embassies and consulates worldwide. During this time, Mr. Carpenter held the title of Ambassador and was the Director for the Office of Foreign Missions.

Mr. Carpenter additionally had a distinguished 26-year career with the United States Secret Service, which included assignments in Phoenix, Arizona; Los Angeles, California; multiple assignments in Washington, D.C.;  and as the Special Agent-in-Charge of the Presidential Protective Division under Presidents Bush and Clinton.

Mr. Carpenter is a graduate of Oklahoma State University where he received a Bachelor of Arts Degree in Personnel Management.

Mark Cheviron. Mr. Cheviron has been a director of NCAP Security Systems, Inc., a private company providing Corporate Security Services, since May, 2011. Since 1997, as Corporate Vice President and Director of Corporate Security and Services at Archer Daniels Midland, an Exchange Act registered Company; Mr. Cheviron has been responsible for all security functions at ADM locations and its subsidiaries worldwide, which includes over 1,700 locations in 73 countries. He also serves as the corporate liaison with all federal, state and local law enforcement personnel.

Mr. Cheviron was the Overseas Security Advisory Council (OSAC) Private Sector Co-Chair 2007 for the U.S. Department of State. Mr. Cheviron is also a founding member of the Domestic Security Alliance Council (DSAC), which is partnered with the Federal Bureau of Investigation, and chairs the Continuing Education Committee. Mr. Cheviron is a member and past president of the FBI National Academy Associates of Illinois, a member of the International Association of Chiefs of Police, the Illinois Sheriffs' Association, the American Society of Industrial Security and the International Security Management Association where he has served as a board member.

Mr. Cheviron received his Baccalaureate Degree in law enforcement administration at Western Illinois University in 1970 and received his Master of Arts degree in social justice professions from the University of Illinois-Springfield in 1976. He also is a graduate of the FBI National Academy, where he was elected speaker of his class (106th session).

Terry Hilliard. Mr. Hilliard has been a director of NCAP Security Systems, Inc., a private company providing Corporate Security Services, since May, 2011. From March until May, 2011, Mr. Hilliard was Interim Superintendent of Police for the city of Chicago. Mr. Hillard was a founder and, since January, 2004, has been, partner in Hillard Heintze, one of the leading private strategic security advisory and management companies in the U.S.

Prior to that, Mr. Hillard spent 35 years protecting and serving the people of Chicago including a distinguished tenure as the "Top Cop" superintendent of Police. As Superintendent of Police, Hillard led more than 13,500 sworn officers who comprise the nation's second largest police department and earned a national reputation as a results driven police chief. Prior to that, he earned accolades as the first African American chief of detectives and deputy chief of patrol in Area Two on Chicago's South Side. Mr. Hillard's accomplishments reflect his extraordinary sensitivity to individuals. When he established a new Domestic Violence Program, he took steps to reduce the burden on crime victims by creating a policy in which the same detective was always assigned to investigate repeat reports from the same victim. He also opened new lines of communication with the public as part of the Chicago Alternative Policing Strategy (CAPS) program.

Mr. Hillard served 13 months in Vietnam and received four medals and a Presidential Unit Citation. He entered the Chicago Police Training Academy in 1968 and served as a police officer in several districts and as a specialist in the Gang Crimes Unit. In 1975, he was shot twice and seriously wounded while apprehending a suspect who had shot four suburban police officers. He subsequently received the Chicago Police Medal, an Award of Valor. Mr. Hillard holds a Bachelor and Master degrees in Corrections from Chicago State University. In addition, he has completed training through the Police Executive Research Forum (PERF), the FBI National Academy, the FBI National Executive Institute, and the U.S. Secret Service Dignitary Protection Course.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:	July 6, 2011	By:	/s/John Venners
John P. Venners
President

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